Exhibit 10.10

Loan No.: 502856398	210 Clay Avenue, Lyndhurst, New Jersey

PROMISSORY NOTE

$16,000,000.00	May 9, 2006

FOR VALUE RECEIVED, the undersigned, 210 CLAY SPE LLC, a Delaware limited liability company (“Borrower”), having an address c/o Mack-Cali Realty, L.P. at 11 Commerce Drive, Cranford, New Jersey 07016, promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, “Lender”), at the office of Lender at Commercial Real Estate Services, 8739 Research Drive URP — 4, NC 1075, Charlotte, North Carolina 28262, or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of SIXTEEN MILLION AND NO/100 DOLLARS ($16,000,000.00), together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of the advance of the principal evidenced hereby, at the rate of six and twenty-seven hundredths percent (6.27%) (the “Note Rate”), together with all other amounts due hereunder or under the other Loan Documents (as defined herein), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.

ARTICLE I

TERMS AND CONDITIONS

Section 1.1             Computation of Interest. Interest shall be computed hereunder based on a 360-day year and based on the actual number of days elapsed for any period in which interest is being calculated including, without limitation, the Interest Only Period (hereinafter defined), as more particularly set forth on Annex 1 attached hereto and incorporated by this reference. Interest shall accrue from the date on which funds are advanced hereunder (regardless of the time of day) through and including the day on which funds are credited pursuant to Section 1.2 hereof.

Section 1.2             Payment of Principal and Interest. Payments in federal funds immediately available at the place designated for payment received by Lender prior to 2:00 p.m. local time on a day on which Lender is open for business at said place of payment shall be credited prior to close of business, while other payments, at the option of Lender, may not be credited until immediately available to Lender in federal funds at the place designated for payment prior to 2:00 p.m. local time on the next day on which Lender is open for business. Interest only shall be payable in twenty-four (24) equal consecutive monthly installments in the amount set forth on Annex 1 (the “Interest Only Monthly Payment Amount”), beginning on June 11, 2006 (the “First Payment Date”), and continuing on the eleventh (11th) day of each and every calendar month thereafter through and including May 11, 2008 (the “Interest Only Period”) and, thereafter, principal and interest shall be payable in equal consecutive monthly installments of $98,722.97 each (the “Principal and Interest Monthly Payment Amount” and,

together, with the Interest Only Monthly Payment Amount, the “Monthly Payment Amount”), beginning on June 11, 2008 and continuing on the eleventh (11th) day of each and every calendar month thereafter through and including April 11, 2016 (each, a “Payment Date”). On May 11, 2016 (the “Maturity Date”) (provided that in the event that there is a Defeasance of the Loan pursuant to Section 1.5(d) hereof, the Maturity Date shall automatically be the Lockout Expiration Date), the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full.

Section 1.3             Application of Payments. So long as no Event of Default (as hereinafter defined) exists hereunder or under any other Loan Document, each such monthly installment shall be applied, first, to any amounts hereafter advanced by Lender hereunder or under any other Loan Document, second, to any late fees and other amounts payable to Lender, third, to the payment of accrued interest and last to reduction of principal.

Section 1.4             Payment of “Short Interest”. If the advance of the principal amount evidenced by this Note is made on a date other than a Payment Date, Borrower shall pay to Lender contemporaneously with the execution hereof interest at the Note Rate for a period from the date hereof through and including the tenth (10th) day of either (x) this month, in the event that the date hereof is on or prior to the 11th of the month, and (y) the immediately succeeding month, in the event that the date hereof is after the 11th of the month.

Section 1.5             Prepayment; Defeasance.

(a)           This Note may not be prepaid, in whole or in part (except as otherwise specifically provided herein), at any time prior to the Payment Date occurring three (3) Payment Dates immediately prior to the Maturity Date (the “Lockout Expiration Date”). In the event that Borrower wishes to have the Property (as hereinafter defined) released from the lien of the Security Instrument prior to the Lockout Expiration Date, Borrower’s sole option shall be a Defeasance (as hereinafter defined) upon satisfaction of the terms and conditions set forth in Section 1.5(d) hereof. This Note may be prepaid in whole but not in part without premium or penalty on any Payment Date occurring on or after the Lockout Expiration Date provided (i) written notice of such prepayment is received by Lender not more than ninety (90) days and not less than thirty (30) days prior to the date of such prepayment, and (ii) such prepayment is accompanied by all interest accrued hereunder through and including the date of such prepayment and all other sums due hereunder or under the other Loan Documents. If, upon any such permitted prepayment on any Payment Date occurring on or after the Lockout Expiration Date, the aforesaid prior written notice has not been timely received by Lender, there shall be due a prepayment fee equal to the lesser of (i) thirty (30) days’ interest computed at the Note Rate on the outstanding principal balance of this Note so prepaid and (ii) interest computed at the Note Rate on the outstanding principal balance of this Note so prepaid that would have been payable for the period from, and including, the date of prepayment through the Maturity Date, as though such prepayment had not occurred.

(b)           If, prior to the Lockout Expiration Date, the indebtedness evidenced by this Note shall have been declared due and payable by Lender pursuant to Article II hereof or the provisions of any other Loan Document due to a default by Borrower, then, in addition to the indebtedness evidenced by this Note being immediately due and payable, there shall also then be

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immediately due and payable a prepayment fee in an amount equal to the Yield Maintenance Premium (as hereinafter defined) based on the entire indebtedness on the date of such acceleration. In addition to the amounts described in the preceding sentence, in the event of any such acceleration or tender of payment of such indebtedness occurs or is made on or prior to the first (1st) anniversary of the date of this Note, there shall also then be immediately due and payable an additional prepayment fee of three percent (3%) of the principal balance of this Note. The term “Yield Maintenance Premium” shall mean an amount equal to the greater of (A) one percent (1%) of the principal amount being prepaid, and (B) the present value of a series of payments each equal to the Payment Differential (as hereinafter defined) and payable on each Payment Date over the remaining original term of this Note and on the Maturity Date, discounted at the Reinvestment Yield (as hereinafter defined) for the number of months remaining as of the date of such prepayment to each such Payment Date and the Maturity Date. The term “Payment Differential” shall mean an amount equal to (i) the Note Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under this Note after application of the constant monthly payment due under this Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero. The term “Reinvestment Yield” shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by this Note, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. In the event that any prepayment fee is due hereunder, Lender shall deliver to Borrower a statement setting forth the amount and determination of the prepayment fee, and, provided that Lender shall have in good faith applied the formula described above, Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Lender on any day during the fifteen (15) day period preceding the date of such prepayment. Lender shall not be obligated or required to have actually reinvested the prepaid principal balance at the Reinvestment Yield or otherwise as a condition to receiving the prepayment fee.

(c)           Partial prepayments of this Note shall not be permitted, except for partial prepayments resulting from Lender’s election to apply insurance or condemnation proceeds to reduce the outstanding principal balance of this Note as provided in the Security Instrument, in which event no prepayment fee or premium shall be due unless, at the time of either Lender’s receipt of such proceeds or the application of such proceeds to the outstanding principal balance of this Note, an Event of Default, or an event which, with notice or the passage of time, or both, would constitute an Event of Default, shall have occurred, which default or Event of Default is unrelated to the applicable casualty or condemnation, in which event the applicable prepayment fee or premium shall be due and payable based upon the amount of the prepayment. No notice of prepayment shall be required under the circumstances specified in the preceding sentence. No principal amount repaid may be reborrowed. Any such partial prepayments of principal shall be applied to the unpaid principal balance evidenced hereby but such application shall not reduce the amount of the fixed monthly installments required to be paid pursuant to Section 1.2 above. Except as otherwise expressly provided in this Section, the prepayment fees provided above shall be due, to the extent permitted by applicable law, under any and all circumstances where all or

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any portion of this Note is paid prior to the Maturity Date, whether such prepayment is voluntary or involuntary, including, without limitation, if such prepayment results from Lender’s exercise of its rights upon Borrower’s default and acceleration of the Maturity Date of this Note (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder or under any of the other Loan Documents. No tender of a prepayment of this Note with respect to which a prepayment fee is due shall be effective unless such prepayment is accompanied by the applicable prepayment fee.

(d)           (i)  On any Payment Date on or after the earlier to occur of (x) three (3) years following the first Payment Date hereunder, and (y) the day immediately following the date which is two (2) years after the “startup day,” within the meaning of Section 860G(a) (9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the “Code”), of a “real estate mortgage investment conduit,” within the meaning of Section 860D of the Code (a “REMIC Trust”), that holds this Note, and provided no Event of Default has occurred and is continuing hereunder or under any of the other Loan Documents, at Borrower’s option, Lender shall cause the release of the Property from the lien of the Security Instrument and the other Loan Documents (a “Defeasance”) upon the satisfaction of the following conditions:

(A)          Borrower shall give not more than ninety (90) days’ or less than sixty (60) days’ prior written notice to Lender specifying the date Borrower intends for the Defeasance to be consummated (the “Release Date”), which date shall be a Payment Date.
(B)           All accrued and unpaid interest and all other sums due under this Note and under the other Loan Documents up to and including the Release Date shall be paid in full on or prior to the Release Date.
(C)           Borrower shall deliver to Lender on or prior to the Release Date:
(1)           a sum of money in immediately available funds (the “Defeasance Deposit”) equal to the outstanding principal balance of this Note plus an amount, if any, which together with the outstanding principal balance of this Note, shall be sufficient to enable Lender to purchase, through means and sources customarily employed and available to Lender, for the account of Borrower, (x) direct, non-callable, fixed rate obligations of the United States of America or (y) non-callable, fixed rate obligations, other than U.S. Treasury Obligations, that are “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that provide for payments prior, but as close as possible, to all successive monthly Payment Dates occurring after the Release Date and to the Lockout Expiration Date, with each such payment being equal to or greater than the amount of the corresponding installment of principal and/or interest required to be paid under this Note (including, but not limited to, the scheduled outstanding principal balance of the Loan due on the Maturity Date based upon payments of principal and interest through the Lockout Expiration Date) for the balance of the term hereof

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(the “Defeasance Collateral”), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance satisfactory to Lender in its sole discretion (including, without limitation, such instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement (as hereinafter defined) the first priority security interest in the Defeasance Collateral in favor of Lender in conformity with all applicable state and federal laws governing granting of such security interests.
(2)           a pledge and security agreement, in form and substance satisfactory to Lender, creating a first priority security interest in favor of Lender in the Defeasance Collateral (the “Defeasance Security Agreement”);
(3)           a certificate of Borrower certifying that all of the requirements set forth in this subsection 1.5(d)(i) have been satisfied;
(4)           one or more opinions of counsel for Borrower in form and substance and delivered by counsel which would be satisfactory to Lender stating, among other things, that (i) Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms, (ii) in the event of a bankruptcy proceeding or similar occurrence with respect to Borrower, none of the Defeasance Collateral nor any proceeds thereof will be property of Borrower’s estate under Section 541 of the U.S. Bankruptcy Code, as amended, or any similar statute and the grant of security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the U.S. Bankruptcy Code, as amended, or applicable state law, (iii) the release of the lien of the Security Instrument and the pledge of Defeasance Collateral will not directly or indirectly result in or cause any REMIC Trust that then holds this Note to fail to maintain its status as a REMIC Trust and (iv) the defeasance will not cause any REMIC Trust to be an “investment company” under the Investment Company Act of 1940;
(5)           evidence in writing from any applicable Rating Agency (as defined in the Security Instrument) to the effect that the Defeasance will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance for any Securities (as hereinafter defined) issued in connection with the securitization which are then outstanding; provided, however, no evidence from a Rating Agency shall be required if this Note does not meet the then-current review requirements of such Rating Agency.

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(6)           a certificate in form and scope acceptable to Lender in its sole discretion from an acceptable independent accountant certifying that the Defeasance Collateral will generate amounts sufficient to make all payments of principal and interest due under this Note through the Lockout Expiration Date and the outstanding principal balance of the Loan due on the Maturity Date based upon payments of principal and interest through the Lockout Expiration Date;
(7)           Borrower and any guarantor or indemnitor of Borrower’s obligations under the Loan Documents for which Borrower has personal liability executes and delivers to Lender such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of such personal liability and guaranty or indemnity, respectively;
(8)           such other certificates, documents or instruments as Lender may reasonably require; and
(9)           payment of all fees, costs, expenses and charges incurred by Lender in connection with the Defeasance of the Property and the purchase of the Defeasance Collateral, including, without limitation, all legal fees and costs and expenses incurred by Lender or its agents in connection with release of the Property, review of the proposed Defeasance Collateral and preparation of the Defeasance Security Agreement and related documentation, any revenue, documentary, stamp, intangible or other taxes, charges or fees due in connection with transfer of the Note, assumption of the Note, or substitution of collateral for the Property shall be paid on or before the Release Date. Without limiting Borrower’s obligations with respect thereto, Lender shall be entitled to deduct all such fees, costs, expenses and charges from the Defeasance Deposit to the extent of any portion of the Defeasance Deposit which exceeds the amount necessary to purchase the Defeasance Collateral.
(D)          In connection with the Defeasance Deposit, Borrower hereby authorizes and directs Lender using the means and sources customarily employed and available to Lender to use the Defeasance Deposit to purchase for the account of Borrower the Defeasance Collateral. Furthermore, the Defeasance Collateral shall be arranged such that payments received from such Defeasance Collateral shall be paid directly to Lender to be applied on account of the indebtedness of this Note. Any part of the Defeasance Deposit in excess of the amount necessary to purchase the Defeasance Collateral and to pay the other and related costs Borrower is obligated to pay under this Section 1.5 shall be refunded to Borrower.

(ii)      Upon compliance with the requirements of subsection 1.5(d)(i), the Property shall be released from the lien of the Security Instrument and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure this Note and all other obligations under the Loan Documents. Lender will, at

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Borrower’s expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Security Instrument from the Property.

(iii)     Upon the release of the Property in accordance with this Section 1.5(d), Borrower shall assign all its obligations and rights under this Note, together with the pledged Defeasance Collateral, to a newly created successor entity which complies with the terms of Section 2.29 of the Security Instrument designated by Lender in its sole discretion. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Lender in its sole discretion pursuant to which it shall assume Borrower’s obligations under this Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Borrower shall (x) deliver to Lender an opinion of counsel in form and substance satisfactory to a prudent lender and delivered by counsel satisfactory to a prudent lender stating, among other things, that such assumption agreement is enforceable against Borrower and such successor entity in accordance with its terms and that this Note and the Defeasance Security Agreement as so assumed, are enforceable against such successor entity in accordance with their respective terms, and (y) pay all costs and expenses (including, but not limited to, legal fees) incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Borrower shall be relieved of its obligations hereunder, under the other Loan Documents other than as specified in Section 1.5(d)(i)(C)(7) above and under the Defeasance Security Agreement (or other Defeasance document).

Section 1.6             Security. The indebtedness evidenced by this Note and the obligations created hereby are secured by, among other things, that certain mortgage, deed of trust or deed to secure debt, security agreement and fixture filing (the “Security Instrument”) from Borrower for the benefit of Lender, dated of even date herewith, covering the Property. The Security Instrument, together with this Note and all other documents to or of which Lender is a party or beneficiary now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the indebtedness evidenced hereby, are herein referred to collectively as the “Loan Documents”. All of the terms and provisions of the Loan Documents are incorporated herein by reference. Some of the Loan Documents are to be filed for record on or about the date hereof in the appropriate public records.

ARTICLE II

DEFAULT

Section 2.1             Events of Default. It is hereby expressly agreed that should any default occur in the payment of principal or interest as stipulated above and such payment is not made on the date such payment is due, or should any other default occur under any other Loan Document and not be cured within any applicable grace or notice period (if any), then an Event of Default (an “Event of Default”) shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Lender and without

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notice to Borrower, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity.

Section 2.2             Late Charges. In the event that any payment is not received by Lender on the date when due (subject to any applicable grace period), then, in addition to any default interest payments due hereunder, Borrower shall also pay to Lender a late charge in an amount equal to five percent (5%) of the amount of such overdue payment.

Section 2.3             Default Interest Rate. So long as any Event of Default exists hereunder or under any other Loan Document, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note, from the date due until the date credited, at a rate per annum equal to five percent (5%) in excess of the Note Rate, or, if such increased rate of interest may not be collected under applicable law, then at the maximum rate of interest, if any, which may be collected from Borrower under applicable law (as applicable, the “Default Interest Rate”), and such default interest shall be immediately due and payable.

Section 2.4             Borrower’s Agreements. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any late payment or default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty. The remedies of Lender in this Note or in the Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together, in Lender’s discretion.

Section 2.5             Borrower to Pay Costs. In the event that this Note, or any part hereof, is collected by or through an attorney-at-law, Borrower agrees to pay all costs of collection, including, but not limited to, reasonable attorneys’ fees.

Section 2.6             Exculpation. Notwithstanding anything in this Note or the Loan Documents to the contrary, but subject to the qualifications hereinbelow set forth, Lender agrees that:

(a)           Borrower shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents (collectively, the “Property”);

(b)           if a default occurs in the timely and proper payment of all or any part of such indebtedness evidenced hereby or in the timely and proper performance of the other obligations of Borrower under the Loan Documents, any judicial proceedings brought by Lender against Borrower shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, and no attachment, execution or other writ of process shall be

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sought, issued or levied upon any assets, properties or funds of Borrower other than the Property, except with respect to the liability described below in this section; and

(c)           in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Lender against Borrower, except with respect to the liability described below in this section; provided, however, that, notwithstanding the foregoing provisions of this section, Borrower shall be fully and personally liable and subject to legal action (i) for proceeds paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Property, to the full extent of such proceeds not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender, (ii) for proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Property, to the full extent of such proceeds or awards not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender, (iii) for all tenant security deposits or other refundable deposits paid to or held by Borrower or any other person or entity in connection with leases of all or any portion of the Property which are not applied in accordance with the terms of the applicable lease or other agreement, except if Lender receives such tenant security deposits or other refundable deposits and fails to refund same to the applicable tenant(s) in accordance with such tenant’s lease, (iv) for rent and other payments received from tenants under leases of all or any portion of the Property paid more than one (1) month in advance, provided that with respect to any taxes and/or operating expenses paid by any tenants in other than monthly installments under the applicable lease, such payments shall not be paid more than one installment in advance, (v) for rents, issues, profits and revenues of all or any portion of the Property received or applicable to a period after the occurrence of any Event of Default hereunder or under the Loan Documents which are not either applied to the ordinary and necessary expenses of owning and operating the Property or paid to Lender, (vi) for waste committed on the Property, damage to the Property as a result of the intentional misconduct or gross negligence of Borrower or any of its principals, officers, general partners or members, any guarantor, any indemnitor, or any agent or employee of any such person, or any removal of  all or any portion of the Property in violation of the terms of the Loan Documents, to the full extent of the losses or damages incurred by Lender on account of such occurrence, (vii) for failure to pay any valid taxes, assessments, mechanic’s liens, materialmen’s liens or other liens which could create liens on any portion of the Property which would be superior to the lien or security title of the Security Instrument or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant except, with respect to any such taxes or assessments, to the extent that funds have been deposited with Lender pursuant to the terms of the Security Instrument specifically for the applicable taxes or assessments and not applied by Lender to pay such taxes and assessments, (viii) for all obligations and indemnities of Borrower under the Loan Documents relating to Hazardous Substances (as defined in the Security Instrument) or radon or compliance with Environmental Laws (as defined in the Security Instrument) and regulations to the full extent of any losses or damages (including those resulting from diminution in value of any Property) incurred by Lender and/or any of its affiliates as a result of the existence of such Hazardous Substances or radon or failure to comply with such Environmental Laws or regulations, and (ix) for fraud, material misrepresentation or failure to disclose a material fact,

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any untrue statement of a material fact or omission to state a material fact in the written materials and/or information provided to Lender or any of its affiliates by or on behalf of Borrower or any of its affiliates, principals, officers, general partners or members, any guarantor, any indemnitor or any agent, employee or other person authorized or apparently authorized to make statements, representations or disclosures on behalf of Borrower, any affiliate, principal, officer, general partner or member of Borrower, any guarantor or any indemnitor, to the full extent of any losses, damages and expenses of Lender and/or any of its affiliates on account thereof. References herein to particular sections of the Loan Documents shall be deemed references to such sections as affected by other provisions of the Loan Documents relating thereto. Nothing contained in this section shall (1) be deemed to be a release or impairment of the indebtedness evidenced by this Note or the other obligations of Borrower under the Loan Documents or the lien of the Loan Documents upon the Property, or (2) preclude Lender from foreclosing the Loan Documents in case of any default or from enforcing any of the other rights of Lender except as stated in this section, or (3) limit or impair in any way whatsoever (A) the Indemnity and Guaranty Agreement (the “Indemnity Agreement”) or (B) the Environmental Indemnity Agreement (the “Environmental Indemnity Agreement”), each of even date herewith executed and delivered in connection with the indebtedness evidenced by this Note or release, relieve, reduce, waive or impair in any way whatsoever, any obligation of any party to the Indemnity Agreement or the Environmental Indemnity Agreement.

Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in this Section 2.6 SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event of (i) a default by Borrower, Indemnitor (as defined in the Security Instrument) or any general partner, manager or managing member of Borrower of any of the covenants set forth in Section 2.9 of the Security Instrument or a default by Borrower, Indemnitor or any general partner, manager or managing member of Borrower which is a Single-Purpose Entity (as defined in the Security Instrument) (if any) of the covenants set forth in Section 2.29 of the Security Instrument, or (ii) if the Property or any part thereof shall become an asset in (A) a voluntary bankruptcy or insolvency proceeding of Borrower or Indemnitor, or (B) an involuntary bankruptcy or insolvency proceeding of Borrower or Indemnitor in which the Borrower or the Indemnitor colludes or any of their affiliates with creditors in such bankruptcy or insolvency proceeding and which is not dismissed within sixty (60) days of filing or (C) Borrower or Indemnitor or any of their affiliates intentionally interferes in any material respect, directly or indirectly, with Lender’s exercise and/or realization of Lender’s remedies under and as set forth in the Loan Documents other than by the assertion of a good faith defense based upon a failure by Lender to observe the provisions of this Section 2.6 of this Note.

Notwithstanding anything to the contrary in this Note, the Security Instrument or any of the other Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness evidenced hereby or secured by the Security Instrument or any of the other Loan Documents or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Note, the Security Instrument and the other Loan Documents.

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ARTICLE III

GENERAL CONDITIONS

Section 3.1             No Waiver; Amendment. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part, unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

Section 3.2             Waivers. Presentment for payment, demand, protest and notice of demand, protest and nonpayment and all other notices are hereby waived by Borrower. Borrower hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.

Section 3.3             Limit of Validity. The provisions of this Note and of all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, including, but not limited to, the Loan Documents, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount contracted for, charged, taken, reserved, paid or agreed to be paid (“Interest”) to Lender for the use, forbearance or detention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or, at the option of Lender, be paid over to Borrower, and not to the payment of Interest. All Interest (including any amounts or payments judicially or otherwise under the law deemed to be Interest) contracted for, charged, taken,

1-1

reserved, paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note, including any extensions and renewals hereof until payment in full of the principal balance of this Note so that the Interest thereon for such full term will not exceed at any time the maximum amount permitted by applicable law. To the extent United States federal law permits a greater amount of interest than is permitted under the law of the State in which the Property is located, Lender will rely on United States federal law for the purpose of determining the maximum amount permitted by applicable law. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the maximum lawful rate under the law of the State in which the Property is located or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. This Section 3.3 will control all agreements between Borrower and Lender.

Section 3.4             Use of Funds. Borrower hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes.

Section 3.5             Unconditional Payment. Borrower is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

Section 3.6             Governing Law. THIS NOTE SHALL BE INTERPRETED, CONSTRUED AND ENFORCED ACCORDING TO THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

Section 3.7             Waiver of Jury Trial. BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT EVIDENCED BY THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1             Successors and Assigns; Joint and Several; Interpretation. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors in title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective heirs, executors, legal representatives, successors, successors in title and assigns, whether by voluntary action of the parties or by operation of law. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this Note. This Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated.

Section 4.2             Taxpayer Identification. Borrower’s Tax Identification Number is 01-0817669.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first written above.

BORROWER:

210 CLAY SPE LLC,
a Delaware limited liability company

By:	/s/ Mitchell E. Hersh
Name: Mitchell E. Hersh
Title: President and Chief Executive Officer

STATE OF New Jersey
SS:
COUNTY OF Union

BE IT REMEMBERED that on the 8th day of May, 2006, Mitchell E. Hersh personally came before me, and this person acknowledged under oath, to my satisfaction, that he is the President and Chief Executive Officer of 210 Clay SPE LLC, a Delaware limited liability company, the entity named in this document, and this document was signed and delivered by the entity as its voluntary act duly authorized by a proper resolution of the limited liability company.

/s/ Beverly E. Sturr
Beverly E. Sturr
Notary Public of New Jersey
My Commission expires on March 30, 2010

INTEREST ONLY

ANNEX 1 TO $16,000,000 PROMISSORY NOTE
BY 210 CLAY SPE LLC
TO WACHOVIA BANK, NATIONAL ASSOCIATION

[SEE ATTACHED]

LOAN TERMS

Original Principal Amount	$16,000,000.00
Note Rate % (Per Annum)	6.270%
Original Amortization Term (Months)	360
Monthly Payment Amount (Excluding IO Period)	$98,722.97
Note Date	5/9/2006
First Pay Date	6/11/2006
Original Loan Term (Months)	120
Scheduled Maturity Date	5/11/2016
Interest Accrual Basis During Amortization Periods	ACTUAL/360
Interest Only (IO) Periods (Months)	24
Interest Accrual Basis During IO Period	ACTUAL/360

210 CLAY AVENUE	502856398

Pay Period	Pay Date	Accrual Days in Period	Scheduled Payment	Interest Component of Scheduled Payment	Principal Component of Scheduled Payment	Ending Unpaid Principal Balance
0	5/11/2006	2	$0.00	$5,573.34	$0.00	$16,000,000.00
1	6/11/2006	31	$86,386.67	$86,386.67	$0.00	$16,000,000.00
2	7/11/2006	30	$83,600.00	$83,600.00	$0.00	$16,000,000.00
3	8/11/2006	31	$86,386.67	$86,386.67	$0.00	$16,000,000.00
4	9/11/2006	31	$86,386.67	$86,386.67	$0.00	$16,000,000.00
5	10/11/2006	30	$83,600.00	$83,600.00	$0.00	$16,000,000.00
6	11/11/2006	31	$86,386.67	$86,386.67	$0.00	$16,000,000.00
7	12/11/2006	30	$83,600.00	$83,600.00	$0.00	$16,000,000.00
8	1/11/2007	31	$86,386.67	$86,386.67	$0.00	$16,000,000.00
9	2/11/2007	31	$86,386.67	$86,386.67	$0.00	$16,000,000.00
10	3/11/2007	28	$78,026.67	$78,026.67	$0.00	$16,000,000.00
11	4/11/2007	31	$86,386.67	$86,386.67	$0.00	$16,000,000.00
12	5/11/2007	30	$83,600.00	$83,600.00	$0.00	$16,000,000.00
13	6/11/2007	31	$86,386.67	$86,386.67	$0.00	$16,000,000.00
14	7/11/2007	30	$83,600.00	$83,600.00	$0.00	$16,000,000.00

15	8/11/2007	31	$86,386.67	$86,386.67	$0.00	$16,000,000.00
16	9/11/2007	31	$86,386.67	$86,386.67	$0.00	$16,000,000,00
17	10/11/2007	30	$83,600.00	$83,600,00	$0.00	$16,000,000.00
18	11/11/2007	31	$86,386.67	$86,386.67	$0.00	$16,000,000.00
19	12/11/2007	30	$83,600.00	$83,600.00	$0.00	$16,000,000.00
20	1/11/2008	31	$86,386.67	$86,386.67	$0.00	$16,000,000.00
21	2/11/2008	31	$86,386.67	$86,386.67	$0.00	$16,000,000.00
22	3/11/2008	29	$80,813.33	$80,813.33	$0.00	$16,000,000.00
23	4/11/2008	31	$86,386.67	$86,386.67	$0.00	$16,000,000.00
24	5/11/2008	30	$83,600.00	$83,600.00	$0.00	$16,000,000.00
25	6/11/2008	31	$98,722.97	$86,386.67	$12,336.30	$15,987,663.70
26	7/11/2008	30	$98,722.97	$83,535.54	$15,187.43	$15,972,476.27
27	8/11/2008	31	$98,722.97	$86,238.06	$12,484,91	$15,959,991.36
28	9/11/2008	31	$98,722.97	$86,170.65	$12,552.32	$15,947,439.04
29	10/11/2008	30	$98,722.97	$83,325.37	$15,397.60	$15,932,041.44
30	11/11/2008	31	$98,722.97	$86,019.75	$12,703.22	$15,919,338.22
31	12/11/2008	30	$98,722.97	$83,178.54	$15,544.43	$15,903,793.79
32	1/11/2009	31	$98,722.97	$85,867.23	$12,855.74	$15,890,938.05
33	2/11/2009	31	$98,722.97	$85,797.82	$12,925.15	$15,878,012.90
34	3/11/2009	28	$98,722.97	$77,431.78	$21,291.19	$15,856,721.71
35	4/11/2009	31	$98,722.97	$85,613.08	$13,109.89	$15,843,611.82
36	5/11/2009	30	$98,722.97	$82,782.87	$15,940.10	$15,827,671.72
37	6/11/2009	31	$98,722.97	$85,456.24	$13,266.73	$15,814,404,99
38	7/11/2009	30	$98,722.97	$82,630.27	$16,092.70	$15,798,312.29
39	8/11/2009	31	$98,722.97	$85,297.72	$13,425.25	$15,784,887.04
40	9/11/2009	31	$98,722.97	$85,225.24	$13,497.73	$15,771,389.31
41	10/11/2009	30	$98,722.97	$82,405.51	$16,317.46	$15,755,071.85
42	11/11/2009	31	$98,722.97	$85,064.26	$13,658.71	$15,741,413.14
43	12/11/2009	30	$98,722.97	$82,248.88	$16,474.09	$15,724,939.05
44	1/11/2010	31	$98,722.97	$84,901.57	$13,821.40	$15,711,117.65
45	2/11/2010	31	$98,722.97	$84,826.94	$13,896.03	$15,697,221.62
46	3/11/2010	28	$98,722.97	$76,550.12	$22,172.85	$15,675,048.77
47	4/11/2010	31	$98,722.97	$84,632.20	$14,090.77	$15,660,958.00
48	5/11/2010	30	$98,722.97	$81,828.51	$16,894.46	$15,644,063.54
49	6/11/2010	31	$98,722.97	$84,464.91	$14,258.06	$15,629,805.48
50	7/11/2010	30	$98,722.97	$81,665.73	$17,057.24	$15,612,748.24

51	8/11/2010	31	$98,722.97	$84,295.83	$14,427.14	$15,598,321.10
52	9/11/2010	31	$98,722.97	$84,217.94	$14,505.03	$15,583,816.07
53	10/11/2010	30	$98,722.97	$81,425.44	$17,297.53	$15,566,518.54
54	11/11/2010	31	$98,722.97	$84,046.23	$14,676.74	$15,551,841.80
55	12/11/2010	30	$98,722.97	$81,258.37	$17,464.60	$15,534,377.20
56	1/11/2011	31	$98,722.97	$83,872.69	$14,850.28	$15,519,526.92
57	2/11/2011	31	$98,722.97	$83,792.51	$14,930.46	$15,504,596.46
58	3/11/2011	28	$96,722.97	$75,610.75	$23,112.22	$15,481,484.24
59	4/11/2011	31	$98,722.97	$83,587.11	$15,135.86	$15,466,348,38
60	5/11/2011	30	$98,722.97	$80,811.67	$17,911.30	$15,448,437,08
61	6/11/2011	31	$98,722.97	$83,408.69	$15,314.28	$15,433,122.80
62	7/11/2011	30	$98,722.97	$80,638.07	$18,084.90	$15,415,037.90
63	8/11/2011	31	$98,722.97	$83,228.36	$15,494.61	$15,399,543.29
64	9/11/2011	31	$98,722.97	$83,144.70	$15,578.27	$15,383,965.02
65	10/11/2011	30	$98,722.97	$80,381.22	$18,341.75	$15,365,623.27
66	11/11/2011	31	$98,722.97	$82,961.56	$15,761.41	$15,349,861.86
67	12/11/2011	30	$98,722.97	$80,203.03	$18,519.94	$15,331,341.92
68	1/11/2012	31	$98,722.97	$82,776.47	$15,946.50	$15,315,395.42
69	2/11/2012	31	$98,722.97	$82,690.37	$16,032.60	$15,299,362.82
70	3/11/2012	29	$98,722.97	$77,274.53	$21,448.44	$15,277,914.38
71	4/11/2012	31	$98,722.97	$82,488.01	$16,234.96	$15,261,679.42
72	5/11/2012	30	$98,722.97	$79,742.27	$18,980.70	$15,242,698.72
73	6/11/2012	31	$98,722.97	$82,297.87	$16,425.10	$15,226,273.62
74	7/11/2012	30	$98,722.97	$79,557.28	$19,165.69	$15,207,107.93
75	8/11/2012	31	$98,722.97	$82,105.71	$16,617.26	$15,190,490.67
76	9/11/2012	31	$98,722.97	$82,015.99	$16,706.98	$15,173,783.69
77	10/11/2012	30	$98,722.97	$79,283.02	$19,439.95	$15,154,343.74
78	11/11/2012	31	$98,722.97	$81,820.83	$16,902.14	$15,137,441.60
79	12/11/2012	30	$98,722.97	$79,093.13	$19,629.84	$15,117,811.76
80	1/11/2013	31	$98,722.97	$81,623.59	$17,099.38	$15,100,712.38
81	2/11/2013	31	$98,722.97	$81,531.26	$17,191.71	$15,083,520.67
82	3/11/2013	28	$98,722.97	$73,557.30	$25,165.67	$15,058,355.00
83	4/11/2013	31	$98,722.97	$81,302.57	$17,420.40	$15,040,934.60
84	5/11/2013	30	$98,722.97	$78,588.88	$20,134.09	$15,020,800.51
85	6/11/2013	31	$98,722.97	$81,099.81	$17,623.16	$15,003,177.35
86	7/11/2013	30	$98,722.97	$78,391.60	$20,331.37	$14,982,845.98

87	8/11/2013	31	$98,722.97	$80,894.88	$17,828.09	$14,965,017.89
88	9/11/2013	31	$98,722.97	$80,798.63	$17,924.34	$14,947,093.55
89	10/11/2013	30	$98,722.97	$78,098.56	$20,624.41	$14,926,469.14
90	11/11/2013	31	$98,722.97	$80,590.49	$18,132.48	$14,908,336.66
91	12/11/2013	30	$98,722.97	$77,896.06	$20,826.91	$14,887,509.75
92	1/11/2014	31	$98,722.97	$80,380.15	$18,342.82	$14,869,166.93
93	2/11/2014	31	$98,722.97	$80,281.11	$18,441.86	$14,850,725.07
94	3/11/2014	28	$98,722.97	$72,422.04	$26,300.93	$14,824,424.14
95	4/11/2014	31	$98,722.97	$80,039.54	$18,683.43	$14,805,740.71
96	5/11/2014	30	$98,722.97	$77,360.00	$21,362.97	$14,784,377.74
97	6/11/2014	31	$98,722.97	$79,823.32	$18,899.65	$14,765,478.09
98	7/11/2014	30	$98,722.97	$77,149.62	$21,573.35	$14,743,904.74
99	8/11/2014	31	$98,722.97	$79,604.80	$19,118.17	$14,724,786.57
100	9/11/2014	31	$98,722.97	$79,501.58	$19,221.39	$14,705,565.18
101	10/11/2014	30	$98,722.97	$76,836.58	$21,886.39	$14,683,678.79
102	11/11/2014	31	$98,722.97	$79,279.63	$19,443.34	$14,664,235.45
103	12/11/2014	30	$98,722.97	$76,620.63	$22,102.34	$14,642,133.11
104	1/11/2015	31	$98,722.97	$79,055.32	$19,667.65	$14,622,465.46
105	2/11/2015	31	$98,722.97	$73,949.13	$19,773.84	$14,602,691.62
106	3/11/2015	28	$98,722.97	$71,212.46	$27,510.51	$14,575,181.11
107	4/11/2015	31	$98,722.97	$78,693.83	$20,029.14	$14,555,151.97
108	5/11/2015	30	$98,722.97	$76,050.67	$22,672.30	$14,532,479.67
109	6/11/2015	31	$98,722.97	$78,463.28	$20,259.69	$14,512,219.98
110	7/11/2015	30	$98,722.97	$75,826.35	$22,896.62	$14,489,323.36
111	8/11/2015	31	$98,722.97	$78,230.27	$20,492.70	$14,468,830.66
112	9/11/2015	31	$98,722.97	$78,119.63	$20,603.34	$14,448,227.32
113	10/11/2015	30	$98,722.97	$75,491.99	$23,230.98	$14,424,996.34
114	11/11/2015	31	$98,722.97	$77,882.96	$20,840.01	$14,404,156.33
115	12/11/2015	30	$98,722.97	$75,261.72	$23,461.25	$14,380,695.08
116	1/11/2016	31	$98,722.97	$77,643.77	$21,079.20	$14,359,615.88
117	2/11/2016	31	$98,722.97	$77,529.96	$21,193.01	$14,338,422.87
118	3/11/2016	29	$98,722.97	$72,420.98	$26,301.99	$14,312,120.88
119	4/11/2016	31	$98,722.97	$77,273.53	$21,449.44	$14,290,671.44
120	5/11/2016	30	$14,365,340.20	$74,668.76	$14,290,671.44	$0.00

120		3,653	$25,781,075.73	$9,781,075.73	$16,000,000.00